SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Dated April 23, 2004

of

AGCO CORPORATION

A Delaware Corporation
IRS Employer Identification No. 58-1960019
SEC File Number 1-12930

4205 River Green Parkway
Duluth, Georgia 30096
(770) 813-9200

Item 5. Other Events and Required FD Disclosure

     On April 22, 2004, the Board of Directors of AGCO Corporation, a Delaware corporation (the “Company”), approved an amendment (“Amendment No. 2”) to the Company’s existing Rights Agreement dated as of April 27, 1994, and as amended on March 31, 1999 (the “Rights Agreement”), between the Company and SunTrust Bank (the “Rights Agent”). Amendment No. 2 extends the expiration date of the Rights Agreement for an additional ten years to April 26, 2014, and implements a Three Year Independent Director Evaluation (TIDE) provision pursuant to which a committee comprised of independent directors (the “TIDE Committee”) will review the Rights Agreement every three years (or earlier upon receipt of an acquisition proposal) to determine whether the Rights Agreement remains in the best interests of the Company and its stockholders. Following each such review, the TIDE Committee will communicate its conclusions to the full Board of Directors, including any recommendation in light thereof as to whether the Rights Agreement should be modified or the Rights should be redeemed. The TIDE Committee will be appointed by the Board of Directors of the Company and will be comprised of members of the Board of Directors who are Independent Directors (as defined in the Rights Agreement). The Board of Directors has initially designated the Company’s Nominating and Corporate Governance Committee as the TIDE Committee.

     In addition, Amendment No. 2 amends the Purchase Price for each 1/100th of a share of Preferred Stock pursuant to the exercise of a Right to $110, subject to adjustment. All capitalized terms herein shall have the meanings set forth in the Rights Agreement.

     A copy of Amendment No. 2 is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of Amendment No. 2 is qualified in its entirety by reference to Amendment No. 2.

Item 7. Exhibits

     The following exhibit is filed with this report:

4.1     Amendment No. 2, dated as of April 23, 2004, to Rights Agreement (incorporated by reference from the Company’s Registration Statement on Form 8-A/A as filed with the Securities and Exchange Commission on April 23, 2004).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO CORPORATION

Date: April 23, 2004	By:	/s/ Stephen D. Lupton Stephen D. Lupton Senior Vice President - Corporate Development and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Amendment No. 2, dated as of April 23, 2004, to Rights Agreement (incorporated by reference from the Company’s Registration Statement on Form 8-A/A as filed with the Securities and Exchange Commission on April 23, 2004)